                                                                            EXHIBIT 23.2
        Certified Public Accountants
 750 Lexington Avenue
 New York, NY 10022-1200

                                                                                                                                                        212 750 9100  phone
                                                                                                                          212 750 2727                fax
                                                                                                                          mec@millerellin.com    email

CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Novamerican Steel Inc.

We consent to the reference to our firm under the caption “Experts” and to the incorporation in this Amendment No. 2 to the Registration Statement on Form S-1/A of Novamerican Steel Inc. and Novamerican Steel Finco Inc., pertaining to $315,000,000 of 11.5% Senior Secured Notes due 2015 of Novamerican Steel Finco Inc., of our report dated January 3, 2007, on our audit of the financial statements of Symmetry Holdings Inc. for the period from April 26, 2006 (date of inception) through December 31, 2006.

/s/ Miller, Ellin & Company, LLP
Miller, Ellin & Company, LLP

New York, New York
October 27, 2008